Contact:	Frederick W. Driscoll
VP, Chief Financial Officer and Treasurer
Novavax, Inc.
1-240-268-2000

NOVAVAX REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Rockville, MD – August 6, 2010 – Novavax, Inc. (NASDAQ: NVAX) today announced financial results for the second quarter ended June 30, 2010.

Novavax reported a net loss of $9.4 million, or $0.09 per share, for the second quarter of 2010 compared to a net loss of $8.5 million, or $0.10 per share, for the second quarter of 2009.  For the six months ended June 30, 2010, the net loss was $20.8 million, or $0.21 per share, compared to a net loss of $16.9 million, or $0.22 per share, for the same period in 2009.  The primary reason for the increased loss for the second quarter of 2010 as compared to the same period in 2009 was higher research and development spending to support the company’s clinical trials related to its H1N1 and seasonal influenza vaccine candidates, as well as increased general and administrative expenses relating to employee costs.  Research and development expenses for the second quarter of 2010 were $6.3 million as compared to $5.3 million in the same period in 2009.  General and administrative expenses were $3.1 million for the second quarter of 2010 as compared to $2.6 million in the same period in 2009.

As of June 30, 2010, the company had $26.8 million in cash, cash equivalents and short-term investments compared to $43.0 million as of December 31, 2009.

“Our financial results reflect the continued investment in Novavax’s vaccine candidates and prudent management of our financial and human resources,” said Dr. Rahul Singhvi, President and CEO of Novavax.  “In addition to advancing our clinical programs, we are contending for a potentially significant vaccine development contract with the U.S. government, we have hired outstanding new executives to guide our clinical, pre-clinical and discovery programs, and we have fortified our patent portfolio.”

Recent Accomplishments
Novavax recently reported the following corporate developments:

•	Receipt of notification from HHS/BARDA that a potential influenza vaccine development contract is in the “competitive range”;
•	Achievement of positive results from trial of trivalent seasonal influenza vaccine in older adults;

•	Recruitment of new Chief Medical and Chief Scientific Officers and appointment of new Head of Process and Manufacturing Operations and Head of Analytical and Quality Operations;
•	Continued R&D progress in discovery of new targets to broaden vaccine pipeline;
•	Appointment of Dr. James Young, an accomplished and distinguished member of the biotech industry, to the Board of Directors;
•	Completion of construction of vaccine production facility in India by joint-venture company, CPL Biologicals; and
•	Receipt of key technology patent covering production of VLP vaccines from multiple strains of seasonal and pandemic influenza viruses.

These developments are described more fully in press releases available on the company’s website, www.novavax.com.

Conference Call
Novavax’s management will host its quarterly conference call at 10:00 a.m. Eastern time today.  The live conference call will be accessible on Novavax’s website at www.novavax.com under “Investor/Events” or by telephone at 1-877-212-6076 (domestic) or 1-707-287-9331 (international).  A replay of the webcast will be available on the Novavax website for 90 days after the call and a replay of the conference call will be available beginning today at 1:00 pm through August 8, 2010 until 11:59 p.m. Eastern time.  To access the replay of the conference call, dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and enter pass code 89793634.

About Novavax
Novavax, Inc. is a clinical-stage biopharmaceutical company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology.  The company produces potent VLP-based recombinant vaccines utilizing new and efficient manufacturing approaches.  Novavax is committed to using its VLP technology to create country-specific vaccine solutions.  The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India.  Additional information about Novavax is available on the company’s website: www.novavax.com.

Cautionary Note Regarding Forward-Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenue, operating expenses, use of cash, and clinical developments and anticipated milestones, including a BARDA contract and our assessment of the results of our clinical trials and our patent coverage on VLP vaccines, are forward-looking statements.  Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  We caution readers not to place significant reliance on the forward-looking statements contained in this release.  Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include, among other things, the following: our ability to progress any product candidates into pre-clinical or clinical trials; the scope, initiation, rate and progress of our pre-clinical studies and clinical trials and other research and development activities; clinical trial results; even with positive data from pre-clinical studies or clinical trials, the product candidate may not prove to be safe and efficacious; regulatory approval is needed before any vaccines can be sold in or outside the United States and, to date, no governmental authority has approved any of our vaccine candidates for sale; influenza is seasonal in nature, and if approval or commercial launch after approval is not timely in relation to the influenza season, we may not be able to manufacture or sell our influenza vaccines on terms favorable to us until the next influenza season, if at all; we have not manufactured any of our vaccine candidates at a commercial level; we utilize a unique manufacturing process and the scale-up of that process may prove difficult and/or costly; our dependence on third parties to manufacture and distribute our vaccines; risks associated with conducting business outside of the United States; the cost and our ability of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to enter into future collaborations with industry partners and the terms, timing and success of any such collaboration; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; the inability to win any government contracts/grants, including from BARDA, in a timely manner or if at all and other factors referenced herein.  Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, including the factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  These forward-looking statements speak only as of the date of this earnings release and Novavax assumes no duty to update such statements.

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NOVAVAX, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue	$7	$29	$117	$50

Operating expenses:
Research and development	6,327	5,297	15,356	9,563
General and administrative	3,148	2,562	5,683	5,454
Total operating expenses	9,475	7,859	21,039	15,017
Loss from continuing operations	(9,468)	(7,830)	(20,922)	(14,967)
Interest income (expense), net	42	(251)	84	(584)
Impairment of short-term investments	—	(459)	—	(1,338)
Net loss	$(9,426)	$(8,540)	$(20,838)	$(16,889)

Basic and diluted net loss per share	$(0.09)	$(0.10)	$(0.21)	$(0.22)
Basic and diluted weighted average
number of common shares outstanding	100,694	84,832	100,442	76,807

SELECTED BALANCE SHEET DATA
(in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)
Cash and cash equivalents	$9,446	$38,757
Short-term investments	17,340	4,193
Total current assets	27,594	44,503
Working capital	19,071	36,476
Total assets	68,945	85,605
Total notes payable	440	486
Total stockholders’ equity	57,523	74,465

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